Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Organization
ENERGY AND WATER DEVELOPMENT DEUTSCHLAND GMBH	Germany
EAWD LOGISTIK GMBH	Germany